                                                                  Exhibit 11.1

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



PRIMARY EARNINGS PER SHARE
                                                            THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                DECEMBER 31,               DECEMBER 31,
                                                        ------------------------     -----------------------
                                                           1996          1995           1996         1995
                                                        ----------    ----------     ---------    ----------
Weighted Average Common and Common
  Equivalent Shares:

Weighted Average Common Stock
  Outstanding During the Period                         96,573,580    82,067,672    91,730,526    75,653,499

Weighted Average Common Equivalent
  Shares                                                 5,960,822    10,656,440     6,680,743    10,420,773
                                                      ------------   -----------   -----------   -----------

                                                       102,534,402    92,724,112    98,411,269    86,074,272
                                                      ============   ===========   ===========   ===========

Net income                                            $ 12,839,000   $ 8,516,000   $37,583,000   $19,312,000
                                                      ============   ===========   ===========   ===========
Net income per common share                           $       0.13   $      0.09   $      0.38   $      0.22
                                                      ============   ===========   ===========   ===========

FULLY DILUTED EARNINGS PER SHARE

                                                            THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                DECEMBER 31,               DECEMBER 31,
                                                        ------------------------     -----------------------
                                                           1996          1995           1996         1995
                                                        ----------    ----------     ---------    ----------
Weighted Average Common and Common
  Equivalent Shares:

Weighted Average Common Stock
  Outstanding During the Period                         96,573,580    82,067,672    91,730,526    75,653,540

Weighted Average Common Equivalent
  Shares                                                 4,994,290    11,238,780     6,841,757    10,668,605
                                                      ------------   -----------   -----------   -----------

                                                       101,567,870    93,306,452    98,572,284    86,322,145
                                                      ============   ===========   ===========   ===========

Net income                                            $ 12,839,000   $ 8,516,000   $37,583,000   $19,312,000
                                                      ============   ===========   ===========   ===========
Net income per common share                           $       0.13   $      0.09   $      0.38   $      0.22
                                                      ============   ===========   ===========   ===========